                                                                  EXHIBIT 10.31

CISCO SYSTEMS
   CAPITAL
    [LOGO]

                                                          Master Lease No. 1226


                      MASTER AGREEMENT TO LEASE EQUIPMENT



          THIS MASTER AGREEMENT TO LEASE EQUIPMENT (THIS "AGREEMENT") is entered into as of August 21, 1998 by and between CISCO SYSTEMS CAPITAL CORPORATION ("LESSOR"), having its principal place of business at 170 West Tasman Drive, San Jose, California 95134 and PARK 'N VIEW, INC., a Florida Corporation ("Lessee"), having a principal place of business at 11711 NW 39th Street, Coral Springs, FL 33065.

                                  I. THE LEASE

         1.1 LEASE OF EQUIPMENT. In accordance with the terms and conditions of this Agreement, Lessor shall lease to Lessee, and Lessee shall lease from Lessor, the personal property, including all substitutions, replacements, repairs, parts and attachments, improvements and accessions thereto and therein (the "EQUIPMENT"), described in the lease schedule(s) (each, a "Lease") to be entered into from time to time into which this Agreement is incorporated. Each Lease shall constitute a separate, distinct, and independent lease and contractual obligation of Lessee. Lessor or its assignee shall at all times retain the full legal title to the Equipment, it being expressly agreed by both parties that each Lease is an agreement of lease only.

          1.2 TERM OF LEASE. The original term (the "ORIGINAL TERM") of the Equipment shall commence on the Commencement Date and, subject to Sections 3.3 and 3.5 below, shall terminate on the date specified in the Lease. Notwithstanding the foregoing, the Original Term for the Equipment shall automatically extend for successive 30-day periods after its expiration (each, an "EXTENDED TERM") unless either party gives the other party written notice, at least thirty (30) days prior to the expiration of the Original Term or any Extended Term, as the case may be, of its intent not to so extend the applicable Lease. Except as specifically provided in this Section 1.2, no Lease may be terminated by Lessor or Lessee, for any reason whatsoever, prior to the end of the Original Term or any Extended Term (collectively, the "Lease Term"). Notwithstanding any provision to the contrary contained in this Agreement Lessee shall be deemed to accept the Equipment on the Commencement Date (as specified in each Lease).

          1.3 RENTAL PAYMENTS. Lessee shall pay Lessor rent ("Rent") for the Equipment in the amounts and at the times specified in the Lease. All Rent and other amounts payable by Lessee to Lessor hereunder shall be paid to Lessor at the address specified above, or at such other place as Lessor may designate in writing to Lessee from time to time.



                                      1.

         1.4 RETURN OF EQUIPMENT. Upon expiration of the Lease Term of the Equipment, Lessee shall immediately return the Equipment to Lessor as provided in Section 3.3 below. If Lessee fails to return any of the Equipment upon demand therefor by Lessor, Lessee shall pay Lessor, as the measure of Lessor's damages, the Casualty Value (as defined in the applicable Lease) of such Equipment.

             II. DISCLAIMERS AND WARRANTIES; INTELLECTUAL PROPERTY

         2.1 DISCLAIMERS; WARRANTIES. Lessee represents and acknowledges that the Equipment is of a size, design, capacity and manufacture selected by it, and that it is satisfied that the Equipment is suitable for its purposes. LESSOR LEASES THE EQUIPMENT AS IS, AND, NOT BEING THE MANUFACTURER OF THE EQUIPMENT, THE MANUFACTURER'S AGENT OR THE SELLER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN OR CONDITION OF THE EQUIPMENT. LESSOR SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE RESULTING FROM THE INSTALLATION, OPERATION OR OTHER USE, OR REINSTALLATION OF THE EQUIPMENT, INCLUDING WITHOUT LIMITATION, ANY DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGE OR LOSS. Lessee shall look solely to the manufacturer or the supplier of the Equipment for correction of any problems that may arise with respect thereto, and, provided no Event of Default (as defined in Section 4.1) has occurred and is continuing, all warranties made by the manufacturer or such supplier are, to the degree possible, hereby assigned to Lessee for the Lease Term. To the extent any such warranty requires performance of any kind by the beneficiary of the warranty, Lessee shall perform in accordance therewith.

         2.2 INTELLECTUAL PROPERTY. Except as otherwise expressly provided in each Lease, LESSOR MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER WITH RESPECT TO THE INTELLECTUAL PROPERTY RIGHTS, INCLUDING, WITHOUT LIMITATION, ANY PATENT, COPYRIGHT AND TRADEMARK RIGHTS, OF ANY THIRD PARTY WITH RESPECT TO THE EQUIPMENT, WHETHER RELATING TO INFRINGEMENT OR OTHERWISE. Lessor shall, when requested in writing by Lessee and at Lessee's cost and expense, exercise, rights of indemnification, if any, for patent, copyright or other intellectual property infringement obtained from the manufacturer under any agreement for purchase of the Equipment. If notified promptly in writing of any action brought against Lessee based on a claim that the Equipment infringes a United States patent, copyright or other intellectual property right, Lessor shall promptly notify the manufacturer thereof for purposes of exercising, for the benefit of Lessee, Lessor's rights with respect to such claim under any such agreement.





                                      2.

         III. COVENANTS OF LESSEE

         3.1 PAYMENTS UNCONDITIONAL; TAX BENEFITS; ACCEPTANCE. EACH LEASE SHALL BE A NET LEASE, AND LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS THEREUNDER, AND THE RIGHTS OF LESSOR IN AND TO SUCH PAYMENTS, SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SETOFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT, FOR ANY REASON WHATSOEVER. It is the intent of Lessor, and an inducement to Lessor, to enter into each Lease, to claim all available tax benefits of ownership with respect to the Equipment subject thereto. Lessee's acceptance of the Equipment subject to a Lease shall be conclusively and irrevocably evidenced by Lessee executing an Acceptance Certificate with respect to such Equipment, and upon acceptance, such Lease shall be noncancellable for the Lease Term unless otherwise agreed to in writing by Lessor. Any nonpayment of Rent or other amounts payable under any Lease shall result in Lessee's obligation to promptly pay Lessor as additional Rent on such overdue payment, for the period of time during which it is overdue (without regard to any grace period), interest at a rate equal to the lesser of (a) fourteen percent (14%) per annum, or (b) the maximum rate of interest permitted by law.

         3.2 USE OF EQUIPMENT. Lessee shall use the Equipment solely in the conduct of its business, in a manner and for the use contemplated by the manufacturer thereof, and in compliance with all laws, rules and regulations of every governmental authority having jurisdiction over the Equipment or Lessee and with the provisions of all policies of insurance carried by Lessee pursuant to Section 3.6 below. Lessee shall pay all costs, expenses, fees and charges incurred in connection with the use and operation of the Equipment.

         3.3 DELIVERY; INSTALLATION; RETURN; MAINTENANCE AND REPAIR; INSPECTION. Lessee shall be solely responsible, at its own expense, for (a) the delivery of the Equipment to Lessee, (b) the packing, rigging and delivery of the Equipment back to Lessor, upon expiration or termination of the Lease Term, in good repair, condition and working order, ordinary wear and tear excepted, at the location(s) within the continental United States specified by Lessor, and (c) the installation, de-installation maintenance and repair of the Equipment. During the Lease Term, Lessee shall ensure that the Equipment is covered by a maintenance agreement, to the extent available, with the manufacturer of the Equipment or such other party, reasonably acceptable to Lessor. Lessee shall, at its expense, keep the Equipment in good repair, condition and working order, ordinary wear and tear excepted, and, at the expiration or termination of the Lease Term, or any renewal term, with respect to any of the Equipment, have such Equipment inspected and certified acceptable for maintenance service by the manufacturer. In the event any of the Equipment, upon its return to Lessor, is not in good repair, condition and working order, ordinary wear and tear excepted, Lessee shall be obligated to pay Lessor for the out-of-pocket expenses Lessor incurs in bringing such Equipment up to such status, but not in excess of the Casualty Value (as defined in the applicable Lease) for such Equipment, promptly after its receipt of an invoice for such expenses. Lessor shall be entitled to inspect the Equipment at Lessee's location of reasonable times.




                                    3.

         3.4 TAXES. Lessee shall be obligated to pay, and hereby indemnifies Lessor and its successor and assigns against, and holds each of them harmless from, all license fees, assessments, and sales, use, property, excise and other taxes and charges, other than those measured by Lessor's net income, now and hereafter imposed by any governmental body or agency upon or with respect to any of the Equipment, or the possession, ownership, use or operation thereof, or any Lease or the consummation of the transactions contemplated in any Lease or this Agreement. Notwithstanding the foregoing, Lessor shall file all required personal property tax returns, and shall pay all personal property taxes payable, with respect to the Equipment, Lessee shall pay to Lessor, as additional Rent, the amount of all such personal property taxes within fifteen
(15) days of its receipt of an invoice for such taxes.

         3.5 LOSS OF EQUIPMENT. Lessee shall bear the entire risk of the Equipment being lost, destroyed or otherwise permanently unfit or unavailable for use from any cause whatsoever (an "EVENT OF LOSS") after it has been delivered to common carrier for shipment to Lessee. If an Event of Loss shall occur with respect to any item of Equipment, Lessee shall promptly notify Lessor thereof in writing. On the rental payment date following Lessor's receipt of such notice, Lessee shall pay to Lessor an amount equal to the rental payment or payments due and payable with respect to such item of Equipment on or prior to such date, plus a sum equal to the Casualty Value of such item of Equipment as of the date of such payment as set forth in such Lease. Upon the making of such payment by Lessee regarding any item of Equipment, the Rent for such item of Equipment shall cease to accrue, the term of this Lease as to such item of Equipment shall terminate and (except in the case of loss, theft or complete destruction) Lessor shall be entitled to recover possession of such item of Equipment in accordance with the provisions of Section 3.3 above. Provided that Lessor has received the Casualty Value of any item of Equipment, Lessee shall be entitled to the proceeds of any recovery in respect of such item of Equipment from insurance or otherwise.

         3.6 INSURANCE. Lessee shall obtain and maintain for the Lease Term at its own expense, property damage and liability insurance and insurance against loss or damage to the Equipment (including so-called extended coverage), as a result of theft and such other risks of loss as are normally maintained on equipment of the type leased hereunder by company's carrying on the business in which Lessee is engaged, in such amounts, in such form and with such insurers as shall be satisfactory to Lessor. Each insurance policy will name Lessee as insured and Lessor as an additional insured and loss payee thereof as Lessor's interests may appear, and shall provide that it may not be canceled or altered without at least thirty (30) days prior written notice thereof being given to Lessor or its successor and assigns.







                                      4.

         3.7 INDEMNITY. Except with respect to the gross negligence or willful misconduct of Lessor, Lessee hereby Indemnities, protects, defends and holds harmless Lessor and its successors and assigns, from and against any and all claims, liabilities (including negligence, tort and strict liabilities), demands, actions, suits, and proceedings, losses, costs, expenses and damages, including without limitation, reasonable attorneys' fees and costs (collectively, "Claims"), arising out of, connected with, or resulting from this Agreement, any Lease or any of the Equipment, including, without limitation, the manufacture, selection, purchase, delivery, possession, condition, use, operation, or return of the Equipment. Each of the parties shall give the other prompt written notice of any Claim of which it becomes aware. The provisions of this Section 3.7 shall survive the expiration or termination of this Agreement or any Lease.

         3.8 PROHIBITIONS RELATED TO LEASE AND EQUIPMENT. Without the prior written consent of Lessor, which consent as it pertains to subsections (b) and
(d) below shall not be unreasonably withheld, Lessee shall not: (a) assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Lease or any rights or obligations thereunder; (b) sublease any of the Equipment; (c) create or incur, or permit to exist, any lien or encumbrance with respect to any of the Equipment, or any part thereof; (d) move any of the Equipment from the location at which it is first installed; or (e) permit any of the Equipment to be moved outside the continental limits of the United States.

         3.9 IDENTIFICATION. Lessee shall place and maintain permanent markings provided by Lessor on the Equipment evidencing ownership, security and other interests therein, as specified from time to time by Lessor.

         3.10 ALTERATIONS AND MODIFICATIONS. Lessee shall not make any additions, attachments, alterations or improvements to the Equipment without the prior written consent of Lessor. Any addition, attachment, alteration or improvement to any item of Equipment shall belong to and become the property of Lessor unless, at the request of Lessor, it is removed prior to the return of such item of Equipment by Lessee. Lessee shall be, responsible for all costs relating to such removal and shall restore such item of Equipment to its operating condition that existed at the time it became subject to the applicable Lease.

         3.11 EQUIPMENT TO BE PERSONAL PROPERTY. Lessee acknowledges and represents that the Equipment shall be and remain personal property, notwithstanding the manner in which it may be attached or affixed to realty, and Lessee shall do all acts and enter into all agreements necessary to ensure that the Equipment remains personal property.

         3.12 FINANCIAL STATEMENTS. Lessee shall promptly furnish to Lessor such financial or other statements respecting the condition and operations of Lessee, and information respecting the Equipment, as Lessor may from time to time reasonably request.





                                      5.

         3.13 LESSEE REPRESENTATIONS. Lessee hereby represents that, with respect to this Agreement and each Lease: (a) the execution, delivery and performance thereof by Lessee have been duly authorized by all necessary corporate action; and (b) the individual executing such document is duly authorized to do so; (c) such document constitutes a legal, valid and binding obligations of Lessee, enforceable in accordance with its terms.

                            IV. DEFAULT AND REMEDIES

         4.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" hereunder: (a) Lessee shall fail to pay any Rent or other payment due hereunder with five (5) days after it becomes due and payable; (b) any representation or warranty of Lessee made in this Agreement, any Lease, or in any document furnished pursuant to the provisions of this Agreement or otherwise, shall prove to have been false or misleading in any material respect as of the date when it was made; (c) Lessee shall fail to perform any covenant, condition or agreement made by it under any Lease, and such failure shall continue for twenty (20) days after its receipt of notice thereof; (d) bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings shall be instituted by or against Lessee or all or any part of its property under the Federal Bankruptcy Code or other law of the United States or of any other competent jurisdiction, and, if such proceeding is brought against Lessee, it shall consent thereto or shall fail to cause the same to be discharged within thirty (30) days after it is filed; (e) Lessee shall default under any agreement with respect to the purchase or installation of any of the Equipment; or (f) Lessee or any guarantor of Lessee's obligations under any Lease shall default under any other agreement with Lessor or Cisco Systems, Inc.

         4.2 REMEDIES. If an Event of Default hereunder shall occur and be continuing, Lessor may exercise any one or more of the following remedies: (a) terminate any or all of the Leases and Lessee's rights thereunder; (b) proceed, by appropriate court action or actions, to enforce performance by Lessee of the applicable covenants of any or all of the Leases or to recover damages for the breach thereof; (c) recover from Lessee an amount equal to the sum of (i) all accrued and unpaid Rent and other amounts due under any or all of the Leases
(ii) as liquidated damages for loss of a bargain and not as a penalty, the present value of (A) the balance of all Rent and other amounts under any or all of the Leases discounted at a rate of five percent (5%) per annum, and (B) Lessor's estimated fair market value of the Equipment at the expiration of the Original Term (d) personally, or by its agents, take immediate possession of any or all of the Equipment from Lessee and, for such purpose, enter upon Lessee's premises where any of the Equipment is located with or without notice or process of law and free from all claims by Lessee; and (e) require the Lessee to assemble the Equipment and deliver the Equipment to Lessor at a location which is reasonably convenient to Lessor and Lessee. The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of any Lease or this Agreement unless Lessor so notifies Lessee in writing.




                                      6.

         4.3 DISPOSITION OF EQUIPMENT. In the event, upon the occurrence of an Event of Default, Lessor repossesses any of the Equipment, Lessor may sell or lease any or all of such Equipment, at one or more public or private sales. The proceeds of (i) any rental of the Equipment for the balance of the Original Term (discounted to present value at the rate of five percent (5%) per annum or (ii) any sale of the Equipment shall be applied to the payment of (A) all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Lessor in retaking possession of, and removing, storing, repairing, refurbishing and selling or leasing such Equipment and (B) the obligations of Lessee to Lessor pursuant to this Agreement. Lessee shall remain liable to Lessor for any deficiency.


                                V. MISCELLANEOUS


         5.1 PERFORMANCE OF LESSEE'S OBLIGATIONS. Upon Lessee's failure to pay Rent (or any other sum due hereunder) or perform any obligation hereunder when due, Lessor shall have the right, but shall not be obligated, to pay such sum or perform such obligation, whereupon such sum or cost of such performance shall immediately become due and payable hereunder as additional Rent, with interest thereon at the highest legal rate from the date such payment or performance was made.

         5.2 QUIET ENJOYMENT. So long as no Event of Default shall have occurred and be continuing, neither Lessor nor its assignee shall interfere with Lessee's right of quiet enjoyment and use of the Equipment.

         5.3 FURTHER ASSURANCES. Lessee shall, upon the request of Lessor, from time to time, execute and deliver such further documents and do such further acts as Lessor may reasonably request in order fully to effect the purpose of any Lease and Lessor's rights thereunder. Lessor is authorized to file a financing statement, signed only by Lessor in accordance with the Uniform Commercial Code or signed by Lessor as Lessee's attorney in fact, with respect to any of the Equipment.

         5.4 RIGHT AND REMEDIES. Each and every right and remedy granted to Lessor under any Lease shall be cumulative and in addition to any other right or remedy therein specifically granted or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Lessor from time to time concurrently or independently and as often and in such order as Lessor may deem expedient. Any failure or delay on the part of Lessor in exercising any such right or remedy, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Lessor's right thereafter to exercising the same. Waiver of any right or remedy on one occasion shall not be deemed to be a waiver of any other right or remedy or of the same right or remedy on any other occasion.




                                      7.

         5.5 NOTICES. Any notice, request, demand, consent, approval or other communication provided for or permitted hereunder shall be in writing and shall be conclusively deemed to have been received by a party hereto on the day it is delivered to such party at its address set forth above (or at such other addresses such party shall specify to the other party in writing), or if sent by registered or certified mail, return receipt requested, on the fifth day after the day on which it is mailed, postage prepaid, addressed to such party.

         5.6 SECTION HEADINGS; COUNTERPARTS. Section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Agreement. This Agreement and each Lease may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

         5.7 ENTIRE LEASE. This Agreement and each Lease constitute the entire agreement between Lessor and Lessee with respect to the lease of the Equipment. No amendment of, or any consent with respect to, any provision of this Agreement or any Lease shall bind either party unless set forth in a writing, specifying such waiver, consent, or amendment, signed by both parties. TO THE EXTENT PERMITTED BY APPLICABLE LAW AND NOT OTHERWISE SPECIFICALLY PROVIDED TO LESSEE IN THIS AGREEMENT, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS OR REMEDIES CONFERRED UPON A LESSEE UNDER THE CALIFORNIA COMMERCIAL CODE, AND ANY OTHER APPLICABLE SIMILAR CODE OR STATUTES OF ANOTHER JURISDICTION, WITH RESPECT TO A DEFAULT BY LESSOR UNDER THIS AGREEMENT OR ANY LEASE.

         5.8 SEVERABILITY. Should any provision of this Agreement or any Lease be or become invalid, illegal, or unenforceable under applicable law, the other provisions of this Agreement and such Lease shall not be affected and shall remain in full force and effect.

         5.9 ATTORNEYS' FEES. Should either party institute any action or proceeding to enforce this Agreement or any Lease prevailing party shall be entitled to receive from the other party all reasonable out-of-pocket costs and expenses, including, without limitation, attorneys' fees.

         5.10 GOVERNING LAW AND JURISDICTION. THIS LEASE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF CALIFORNIA WITH RESPECT TO AGREEMENTS ENTERED INTO, AND TO BE PERFORMED, ENTIRELY IN CALIFORNIA. LESSOR AND LESSEE WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM THIS AGREEMENT OR ANY LEASE. LESSEE CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF CALIFORNIA, AND THE FEDERAL COURTS SITTING IN THE STATE OF CALIFORNIA, FOR THE RESOLUTION OF ANY DISPUTES HEREUNDER.

                                      8.

         5.11 SURVIVAL. All obligations of Lessee to make payments to Lessor under any Lease or to indemnify Lessor, pursuant to Section 3.4 or 3.7 above, with respect to a Lease, and all rights of Lessor hereunder with respect to a Lease, shall survive the termination of such Lease.




LESSEE, BY THE SIGNATURE BELOW OF ITS AUTHORIZED REPRESENTATIVE, ACKNOWLEDGES THAT IT HAS READ THIS LEASE, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.


LESSOR:                                           LESSEE:

CISCO SYSTEMS CAPITAL                             PARK 'N VIEW, INC
CORPORATION


By: /s/ SAM ZAIDINS                               By: /s/ R. MICHAEL BREWER
   --------------------------------                  ---------------------------
     (Authorized Signature)                            (Authorized Signature)

SAM ZAIDINS
MANAGER, CUSTOMER SERVICE & OPERATIONS
CISCO SYSTEMS CAPITAL                             R. MICHAEL BREWER CFO
-----------------------------------               ------------------------------
          (Name/Title)                                 (Legal Name/Title)

          9/3/98                                             8/25/98
-----------------------------------               ------------------------------
             (Date)                                          (Date)



















                                      9.

                              SCHEDULE NO. 001-000

MASTER AGREEMENT NO. 1226

THIS SCHEDULE NO. 001-000 (this "Lease") dated as of November 19, 1998, between CISCO SYSTEMS CAPITAL CORPORATION ("Lessor"), having a principal place of business at 170 W. Tasman Drive, San Jose, California 95134-1706, and PARK 'N VIEW, ("Lessee"), having a principal place of business at 11711 NW 39th Street, Coral Springs, FL 33065, supplements that certain Master Agreement to Lease Equipment dated as of August 21, 1998, between Lessor and Lessee.

1.       EQUIPMENT DESCRIPTION:

                                                                                       Equipment Cost
                      Manufacturer            Unit                                   ------------------
            Qty.       or Vendor           Description        Model     New/Used     Per Unit     Total
            ----       ---------           -----------        -----     --------     --------     -----

         (SEE EXHIBIT A ATTACHED HERETO)

2.       EQUIPMENT LOCATION:

          Unit Description           Street Address         City       County       State           Zip
          ----------------           --------------         ----       ------       -----           ---

         {THE APPLICABLE EQUIPMENT LOCATIONS SHALL BE DESIGNATED "SHIP TO" ADDRESS ON EACH INVOICE INCLUDED WITHIN EXHIBIT A ATTACHED HERETO.)

3. EQUIPMENT COST: The Cisco Hardware Cost leased equals $1,871,364.10. The Maintenance Cost leased equals $566,463.12.

4. PAYMENT: Based on the Cisco Hardware Cost above and the Lease payment factor of .02743, the monthly payment is $51,331.52. Based on the Maintenance cost above and the Lease payment factor of .02778, the monthly payment is $15,736.35.

5. LEASE TERM: The "Lease Term" of each Unit shall commence on the Commencement Date (hereinafter defined) and shall consist of an "Original Term" equal to Thirty-six (36) months. The "Commencement Date" of this Lease shall be the earlier to occur of (i) the Acceptance Certificate Execution Date specified in the Certificate of Acceptance, or (ii) thirty (30) days after the date of shipment of the Equipment. Notwithstanding any provision to the contrary contained in the Master Agreement to Lease Equipment, Lessee shall be deemed to accept the Equipment on the Commencement Date.

         5A. Commencement Date for this Lease shall be: November 30, 1998.

6. RENT: The Rent for each Unit during the Original Term shall be payable in Thirty-six (36) consecutive, equal monthly payments, in advance, on the first day of each month, commencing on the first day of the month immediately following the Commencement Date (unless the Commencement Date is the first day of the month, in which case the first Rent payment shall be due on such date). Lessor acknowledges and agrees that no Rent shall be payable for the period commencing on the Commencement Date (provided such date is not the first day of the month) until, but not including, the first day of the month immediately following the Commencement Date. The aggregate Rent payment shall be in an amount equal to $67,067.86 plus any and all applicable taxes.

         The Rent for each Unit for any Automatic Extension shall be payable monthly, in advance, and shall be in an amount equal to the Unit Rent specified above, or its monthly equivalent if the Rent for such Unit is specified for a period greater than one month.

6. FAIR MARKET PURCHASE OPTION: Provided that this Lease has not been terminated earlier and no Incipient Default or Event of Default has occurred and is continuing, not earlier than 90 days and not later than 30 days before the end of the Lease Term, or in the event such Lease Term has been extended before the end of any period for which this Lease has been extended ("Renewal Term"), Lessee may as to all, but not less than all, the Units deliver to Lessor a notice tentatively electing to purchase such Units at the end of the Lease Term, or Renewal Term, as the case may be, for an amount equal to the Fair Market Value (as defined below) of each such Unit at the end of such period. If no such notice is delivered by Lessee to Lessor within such period, Lessee shall be deemed to have waived any right to purchase such Units. Fair Market Value shall mean the value which would obtain in an arm's-length transaction between an informed and willing buyer-user (other than a lessee currently in possession or a used equipment dealer) under no compulsion to buy, and an informed and willing seller under no compulsion to sell and, in such determination, costs of removal from the location of current use shall not be a deduction from such value. Fair Market Value shall be determined by the mutual agreement of Lessor and Lessee in accordance with the preceding sentence. If Lessee and Lessor cannot agree within

                              SCHEDULE NO. 001-000

         30 days after Lessee's notice of tentative election, Fair Market Value shall be determined by a qualified independent equipment appraiser mutually satisfactory to Lessee and Lessor. If Lessee and Lessor fail to agree upon a satisfactory independent equipment appraiser within 10 days following the end of the 30-day period referred to above, Lessee and Lessor shall each within 5 days appoint a qualified independent equipment appraiser and such appraisers shall jointly determine the Fair Market Value of such Units. If, within 15 days after the appointment of the last of these two appraisers, the appraisers cannot agree upon the Fair Market Value of such Units, the two appraisers shall, within 10 days, appoint a third appraiser and the Fair Market Value of such Units shall be determined by the three appraisers, who shall make their appraisals within 15 days following the appointment of the third appraiser and the average of their three determinations so made shall be deemed to be the Fair Market Value of such Units and shall be conclusive and binding upon Lessor and Lessee. If either party shall have failed to appoint an appraiser, the determination of the Fair Market Value of such Units of the single appraiser appointed by the other party shall be final.

         At any time within the 15-day period following the determination of the Fair Market Value of such Units, Lessee may deliver to Lessor a further notice finally electing to purchase such Units. If no such further notice is delivered by Lessee to Lessor within such period, Lessee shall be deemed to have waived any right to purchase such Units. At the end of the Lease Term or Renewal Terms, as appropriate, if Lessee has finally elected to purchase such Units, Lessee shall purchase from Lessor, and Lessor shall sell to Lessee, each such Unit for a cash consideration equal to the Fair Market Value of such Unit, and Lessor shall transfer title to each such Unit to Lessee without recourse or warranty, except that Lessor shall represent and warrant that it owns such Unit free and clear of any Lessor's Lien. All appraisal fees and expenses shall be borne by Lessee.

8. TECHNOLOGY MIGRATION: After the 12th payment has been made (and provided all payments are current), Lessee may, with 90-day notice to Lessor, replace all or part of the leased Cisco-manufactured equipment. In addition, a new Fair Market Value Lease must be executed by Lessee at a value of at least 100% of the replaced equipment's original cost. To effect this migration, Lessee will pay a "Technology Migration Fee," which is reflected as a percentage of the replaced equipment's original cost. The Technology Migration Fee may be refinanced in the new lease or paid to the Lessor in one lump sum upon signing a new lease. The Technology Migration Fee is as follows:

  AFTER           TECHNOLOGY             AFTER      TECHNOLOGY MIGRATION
 PAYMENT         MIGRATION FEE          PAYMENT              FEE
 -------         -------------          -------     --------------------
   12                46.00                25               12.00
   13                43.00                26                9.00
   14                41.00                27                8.00
   15                38.00                28                3.00
   16                35.00                29                NONE
   17                33.00                30                NONE
   18                30.00                31                NONE
   19                28.00                32                NONE
   20                25.00                33                NONE
   21                22.00                34                NONE
   22                20.00                35                NONE
   23                17.00                36                NONE
   24                14.00




9. TERMS OF SCHEDULE: Lessor and Lessee agree that this Lease shall constitute a lease of each Unit described in Section 1 of this Lease, upon the Commencement Date with respect to such Unit in the form of Annex B to this Lease. Each such Unit shall be subject to the terms and conditions of is Lease, the Master Agreement to Lease Equipment, the Casualty Value Table attached hereto as Annex A, and the standard Cisco Terms and Conditions of Sale and Software License, the terms and conditions of each of which are hereby incorporated by reference in full in this Lease and made a part of this Lease to the same extent as if such terms and conditions were set forth herein. Capitalized terms used in this Lease which are not otherwise defined herein shall have the meanings set forth in the Master Agreement to Lease Equipment identified above.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed by their authorized representatives as of the date first above written.

CISCO SYSTEMS CAPITAL CORPORATION, Lessor         PARK 'N VIEW, Lessee



By: /s/ SAM ZAIDINS                               By: /s/ R. Michael Brewer
    ------------------------------------              --------------------------

Title: MANAGER, CUSTOMER SERVICE & OPERATIONS
       CISCO SYSTEMS CAPITAL                      Title: CFO
      ----------------------------------                 -----------------------
Date:             11/25/98                        Date:        11/24/98
      ----------------------------------                 -----------------------

                                    ANNEX A
                            TO SCHEDULE NO. 001-000

                              CASUALTY VALUE TABLE

The Casualty Value of any Unit shall be an amount equal to the product of the Equipment Cost of such Unit times the percentage below corresponding to the number of the last Rent payment received by Lessor, plus any unpaid Rent with respect to the Rent payment period during which the applicable Event of Loss occurred.

  After Rent         Percentage         After Rent         Percentage
  Payment No.                           Payment No.

      1              108.55%               19               64.94%
      2              106.23%               20               62.40%
      3              103.90%               21               59.85%
      4              101.55%               22               57.29%
      5               99.20%               23               64.71%
      6               96.83%               24               52.12%
      7               94.45%               25               49.51%
      8               92.06%               26               46.90%
      9               89.65%               27               44.27%
     10               87.24%               28               41.62%
     11               84.81%               29               38.97%
     12               82.37%               30               36.30%
     13               79.92%               31               33.62%
     14               77.45%               32               30.92%
     15               74.98%               33               28.21%
     16               72.49%               34               25.49%
     17               69.98%               35               22.75%
     18               67.47%               36               20.00%

                                    ANNEX B

                           CERTIFICATE OF ACCEPTANCE
                                       TO
                              SCHEDULE NO. 001-000

CERTIFICATE OF ACCEPTANCE NO. 1 (this "Acceptance Certificate") UNDER SCHEDULE NO. 001-000 DATED AS OF November 19, 1998, TO MASTER AGREEMENT TO LEASE EQUIPMENT DATED AS OF August 21, 1998 BETWEEN CISCO SYSTEMS CAPITAL CORPORATION, Lessor, and PARK 'N VIEW, Lessee.

This Acceptance Certificate is issued pursuant to the Master Agreement to Lease Equipment and Schedule designated above. Lessee acknowledges that each Unit specified on Exhibit A(i) has been delivered to, inspected by, and accepted as of this date for lease by Lessee, (ii) is of a size, design, capacity and manufacture acceptable to Lessee and suitable for Lessee's purposes, (iii) is in good working order, repair and condition, and (iv) has been installed to Lessee's satisfaction or located, as the case may be, at the location specified on Exhibit A.

Lessee confirms and agrees that (i) no Event of Default under any Lease entered into pursuant to the Master Agreement to Lease Equipment has occurred and is continuing and (ii) the representations and warranties in the Schedule designated above are correct and complete as though made on and as of the date hereof and shall continue to be correct and complete throughout the Lease Term of each Unit accepted hereby.

The person signing this Acceptance Certificate on behalf of Lessee hereby certifies that such person has read and acknowledges all terms and conditions of the Lease, and is duly authorized to execute this Acceptance Certificate on behalf of Lessee.

The terms used in this Acceptance Certificate shall have the same meanings defined in the Master Agreement to Lease Equipment and the Schedule designated above.

                                           PARK 'N VIEW (Lessee)

                                           By: /s/ R. Michael Brewer
                                               ---------------------------------
                                                    (Authorized Signature)
                                           Name: R. Michael Brewer
                                                 -------------------------------
                                           Title: CFO
                                                 -------------------------------
           Acceptance Certificate Execution Date: 11/24/98
                                                 -------------------------------


BILLING INFORMATION:

ADDRESS: 11711 N.W. 39th Street
        ------------------------------
CORAL SPRINGS, FL 33065
--------------------------------------
ATTENTION: R. MICHAEL BREWER
          ----------------------------
PHONE: 954-745-7800   EXT. 7943
      --------------------------------

                                   EXHIBIT A

                                       TO

CERTIFICATE OF ACCEPTANCE NO. 1, to Schedule No. 001-000 dated November 19, 1998, to Master Agreement to Lease Equipment, dated August 21, 1998 between CISCO SYSTEMS CAPITAL CORPORATION, Lessor and PARK 'N VIEW, Lessee.

                                                                    Periodic
                                                                    Primary                                               Cost
                             Equipment         Unit                 Rent (in                                 I.D. or      per
Qty.     Mfg. or Vendor      Description       Model      Term      Dollars)      New/Used     Location      Ser. No.     Unit
----     --------------      -----------       -----      ----      --------      --------     --------      --------     ----



{SEE ATTACHED INVOICES)

 Cisco Hardware Cost leased equals ...................$1,871,364.10.

 Maintenance Cost leased equals ......................$566,463.12.

                                    ANNEX C

                                       TO

                              SCHEDULE NO. 001-000


     CISCO SYSTEMS, INC. TERMS AND CONDITIONS OF SALE AND SOFTWARE LICENSE

The Terms and Conditions of Sale and Software License Agreement ("Agreement") contained herein constitute the entire agreement between Cisco Systems, Inc. ("Cisco") and you ("Customer"). Cisco will not be bound by any terms of Customer's order. No form of acceptance except Cisco's written acknowledgment mailed to Customer, or Cisco's commencement of performance shall constitute valid acceptance of Customer's order. Any such acceptance is expressly conditioned on assent to the terms hereof and the exclusion of all other terms. Customer shall be deemed to have assented to the terms hereof, whether or not previously received, upon accepting delivery of anything shipped by Cisco. If tender of these terms is deemed an offer, acceptance is expressly limited to the terms hereof.

1.       PRODUCTS

     1.1 "Products" shall mean any hardware or software products identified on:
         (a) Cisco's then current applicable price list; (b) any of Cisco's proposals or quotations; or (c) any of Cisco's invoices.

     1.2 Alterations to any Product which Cisco deems necessary to comply with specifications, changed safety standards or governmental regulations, to make a Product noninfringing with respect to any patent, copyright or other proprietary interest, or to otherwise improve a Product may be made at any time by Cisco without prior notice to or consent of Customer and such altered Product shall be deemed fully conforming.

2.       ORDERS

         Customer shall purchase Products by issuing a written purchase order signed by an authorized representative, indicating specific Products, quantity, price, total purchase price, shipping instructions, requested delivery dates, bill-to and ship-to addresses, tax exempt certifications, if applicable, and any other special instructions. Any contingencies contained on such order are not binding upon Cisco. Cisco will accept or reject orders according to its then-current process. All orders are subject to acceptance by Cisco at its corporate headquarters.

3.       SHIPPING AND DELIVERY

     3.1 Shipping dates will be established by Cisco upon receipt of orders from Customer.

     3.2 Customer has the right to defer Product shipment for no more than (30) days from the scheduled shipping date, provided written notice is received by Cisco at least fifteen (15) days before the originally scheduled shipping date.

     3.3 Canceled orders, rescheduled deliveries or Product configuration changes made by Customer within ten (10) days of the original shipping date will be subject to (a) acceptance by Cisco, and (b) a charge of fifteen percent (15%) of the total Invoice amount. Cisco reserves the right to reschedule delivery in cases of configuration changes made within ten (10) days of scheduled shipment.

     3.4 Shipping terms are FOB Origin (or, for international shipments, FCS Origin (INCOTERMS 1990)) San Jose, California, or such other Cisco designated shipping location. Risk of loss and title shall pass from Cisco to Customer upon delivery to the carrier or Customer's representative at the FOB (or FCA) point. Delivery shall be deemed made upon transfer of possession to the carrier. Customer shall be responsible for all freight, handling and insurance charges. Unless given written instruction, Cisco shall select the carrier. In no event shall Cisco have any liability in connection with shipment, nor shall the carrier be deemed to be an agent of Cisco. Cisco shall not be liable for damage or penalty for delay in delivery or for failure to give notice of any delay.

     3.5 Customer grants Cisco a security interest in Products purchased under this Agreement to secure payment for those Products purchased. If requested by Cisco, Customer agrees to execute financing statements to perfect this security interest.

4.       PRICES AND PAYMENT

     4.1 Prices for Products shall be those specified in Cisco's then-current applicable price list, as updated periodically by Cisco, less any applicable discounts agreed upon by Cisco in writing. All prices are FOB Origin (or, for international shipments, FCA Origin (INCOTERMS 19901) San Jose, California, or such other Cisco designated shipping location.

     4.2 All stated prices are exclusive of any taxes, fees and duties or other amounts, however designated, and including without limitation, value added and withholding taxes which are levied or based upon such charges, or upon this Agreement. Any taxes related to Products purchased or licensed pursuant to this Agreement shall be paid by Customer or Customer shall present an exemption certificate acceptable to the taxing authorities. Applicable taxes shall be billed as a separate item on the invoice, to the extent possible.

     4.3 Upon credit approval by Cisco, payment terms shall be net thirty (30) days from date of shipment. All payments shall be made in U.S. currency. If at any time Customer is delinquent in the payment of any invoice or is otherwise in breach of this Agreement, Cisco may, at its discretion, withhold shipment (including partial shipments) of any order or may, at its option, require Customer to pre-pay for further shipments. Any sum not paid by Customer when due shall bear interest until paid at a rate of 1.5% per month (18% per annum), or the maximum rate permitted by law, whichever is less.

5.       SOFTWARE LICENSE

     5.1 (a) If you are an end user customer, Cisco grants to Customer a nonexclusive and nontransferable license to use the Cisco software ("Software") in object code form, and the supporting documentation, solely on a single central processing unit owned or leased by Customer or otherwise embedded In equipment provided by Cisco.

         (b) If you are an authorized Cisco distributor, Cisco grants to Customer a nonexclusive and nontransferable license to distribute, only in the territory approved in writing by Cisco, directly to end users, the Software features licensed, in object code form, and the supporting documentation, solely for use on a single central processing unit owned or leased by the end user or otherwise embedded in equipment provided by Cisco.

         (c) Customer may make one (1) archival copy of the Software provided Customer affixes to such copy all copyright, confidentiality and proprietary notices that appear on the original. Customer may not sublicense, lease, rent or lend to any person its rights to use or distribute, as applicable, the Software.

     5.2 Cisco and its suppliers retain all title to, and, except as expressly licensed herein, all rights to the Software, all copies thereof and all related documentation and materials, and all of Cisco's service marks, trademarks, trade names or any other designations. Any invoices of Cisco purporting to cover such items do not convey title to, or patent rights, copyrights or any other proprietary interest in, such items to Customer.

     5.3 Customer agrees, except as otherwise expressly authorized herein, not to: (a) copy, in whole or in part, any Software or documentation; (b) reverse compile or engineer the Products; or (c) remove any product identification or notices of any proprietary or copyright restrictions from the Products.

     5.4 Customer agrees that aspects of the licensed materials, including the specific design and structure of individual programs, constitute trade secrets and/or copyrighted material of Cisco. Customer agrees not to disclose, provide, or otherwise make available such trade secrets or copyrighted material in any form to any third party without the prior written consent of Cisco. Customer agrees to implement reasonable security measures to protect such trade secrets and copyrighted material.

     5.5 Restricted Rights. Cisco's software is provided to non-DOD agencies with RESTRICTED RIGHTS, and its supporting documentation is provided with LIMITED RIGHTS. Use, duplication, or disclosure by the U.S. Government is subject to the restrictions as set forth in subparagraph
         (c) of the Commercial Computer Software - Restricted Rights clause at FAR 52.227-19. In the event the sale is to a DOD agency, the U.S. Government's rights in software, supporting documentation, and technical data are governed by the restrictions in the Technical Data Commercial Items clause at DFARS 252.227-7015 and DFARS 227.7202.

6.       LIMITED WARRANTY

     6.1 Notwithstanding any other provision hereof, Cisco's sole and exclusive warranty obligations for the Products sold hereunder are set forth in Cisco's Limited Warranty Statement delivered with the Product. If Customer is an authorized Cisco distributor, Customer shall not make any warranty commitment, whether written or oral, on Cisco's behalf.

     6.2 CISCO DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE.

     6.3 In no event shall Cisco's or its suppliers' liability to Customer, whether in contract, tort (including negligence), or otherwise, exceed the price paid by Customer under this Agreement. The foregoing limitations shall apply even if the above-stated warranty fails of its essential purpose.

     6.4 IN NO EVENT WILL CISCO OR ITS SUPPLIERS BE LIABLE FOR ANY LOST REVENUE, PROFIT, OR DATA, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY ARISING OUT OF THE USE OF OR INABILITY TO USE THE PRODUCT EVEN IF CISCO OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     6.5 In all cases of Cisco direct U.S. purchase of Product, where a Product is returned to Cisco, Customer shall call and obtain a Return Material Authorization ("RMA") number from Cisco's customer service department. For all nondirect international or multinational purchases, Customer must contact the place from which the Product was purchased to obtain its remedy.

     6.6 For Product returned to Cisco, Customer is responsible for: (a) proper packing of parts being shipped to Cisco, including description of the failure and written specification of any other changes or alteration of the Product, such as hardware or firmware updates; (b) insurance of all packages for replacement cost; (c) shipment FOB Cisco's Repair Center; (d) return of defective hardware to Cisco within ten (10) days after issuance of the RMA number, or the list price of advanced replacement hardware will be charged to Customer; and (e) compliance with Cisco's RMA procedure for all shipments to Cisco, as follows: (i) each request to Cisco for an RMA number must specify the number, type, and serial number for each part to be replaced; Cisco will provide the local RMA shipment address upon request; and (ii) Product sent back to Cisco must agree exactly in the number, type, and serial numbers associated with the RMA transaction.

7.       PATENT AND COPYRIGHT INDEMNITY

     7.1 Cisco will defend any claim, suit or proceeding brought against Customer so far as it is based on a claim that any Product supplied hereunder infringes a United States copyright or an existing United States patent (as of the effective date of this Agreement), if notified promptly in writing of the claim and given full authority, information, and assistance for the defense. If such claim has occurred, or in Cisco's opinion is likely to occur, Customer agrees to permit Cisco, at its option and expense, either to procure for Customer the right to continue using the Product or to replace or modify the same so that it becomes noninfringing, or, if neither of the foregoing alternatives is reasonably available, remove the Product and refund Customer the price thereof as depreciated or amortized by an equal annual amount over the lifetime of the Product as established by Cisco.

     7.2 Cisco has no liability for any claim based upon the combination, operation, or use of any Product supplied hereunder with equipment, devices, or software not supplied by Cisco, or for any claim based upon alteration or modification of any Product supplied hereunder.

     7.3 Customer shall defend and hold Cisco harmless against any expense, judgment or loss for alleged infringement of any patents, copyrights or other proprietary rights which result from Cisco's compliance with Customer's designs, specifications or instructions.

     7.4 Notwithstanding any other provisions hereof, Cisco shall not be liable for any claim based on Customer use of the Products as shipped after Cisco has informed the Customer of modifications or changes in the Products required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Cisco's suggestions.

     7.5 THE FOREGOING STATES THE ENTIRE OBLIGATION OF CISCO WITH RESPECT TO INFRINGEMENT OF PROPRIETARY RIGHTS. THE FOREGOING IS GIVEN TO CUSTOMER SOLELY FOR ITS BENEFIT AND IN LIEU OF, AND CISCO DISCLAIMS, ALL WARRANTIES OF NONINFRINGEMENT WITH RESPECT TO THE PRODUCTS.

8.        EXPORT RESTRICTIONS

          Customer shall obtain all licenses, permits and approvals required by any government and shall comply with all applicable laws, rules, policies and procedures of the U.S. Government. Customer will indemnify and hold harmless Cisco for any violation or alleged violation by Customer of such laws, rules, policies or procedures. Customer shall not transmit, directly or indirectly, the Products or any technical data (including processes and services) received from Cisco, nor the direct product thereof, outside of the United States without prior authorization of the U.S. Government if such authorization is required.

9.        CONFIDENTIAL INFORMATION

          Customer shall hold confidential and shall not use or permit others to use any confidential information identified as, such in writing or orally by Cisco or information which Customer knows or has reason to know is confidential, proprietary or trade secret information of Cisco.

10.       LIMITATION OF LIABILITY

          NOTWITHSTANDING ANYTHING ELSE HEREIN, EXCEPT FOR CLAIMS OF PERSONAL INJURY OR DEATH, ALL LIABILITY OF CISCO AND ITS SUPPLIERS UNDER THIS AGREEMENT OR OTHERWISE SHALL BE LIMITED TO MONEY PAID TO CISCO UNDER THIS AGREEMENT AND IN THE CASE OF DAMAGES RELATING TO ANY ALLEGEDLY DEFECTIVE OR INFRINGING PRODUCT, SHALL, UNDER ANY LEGAL OR EQUITABLE THEORY, BE FURTHER LIMITED TO THE PURCHASE PRICE PAID BY CUSTOMER FOR SUCH PRODUCT.

11.       CONSEQUENTIAL DAMAGES WAIVER

          IN NO EVENT SHALL CISCO OR ITS SUPPLIERS BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, LOST PROFITS, OR LOST DATA, OR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE, EVEN IF CISCO OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.       GENERAL TERMS

     12.1 The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of California, United States of America, as if performed wholly within the state and without giving effect to the principles of conflict of law. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods.

     12.2 Cisco shall not be liable for any delay or failure in performance whatsoever due to acts of God, earthquakes, shortage of supplies, transportation difficulties, labor disputes, riots, war, fire, epidemics, and similar occurrences beyond Cisco's reasonable control.

     12.3 No waiver of rights under this Agreement by either party shall constitute a subsequent waiver of this or any other right under this Agreement.

     12.4 Neither this Agreement nor any rights under this Agreement, other than monies due or to become due, shall be assigned or otherwise transferred by Customer (by operation of law or otherwise) without the prior written consent of Cisco. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties.

     12.5 In the event that any of the terms of this Agreement become or are declared to be illegal by any court of competent jurisdiction, such terms shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect.

     12.6 In the event of a breach of this Agreement, the breaching party shall pay to the other party any reasonable attorneys' fees and other costs and expenses incurred by the nonbreaching party in connection with the enforcement of any provisions of this Agreement.

     12.7 Neither party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other party or bind the other party in any respect whatsoever.

     12.8 This Agreement, including the Product warranty referenced herein, constitutes the entire agreement between the parties hereto concerning the subject matter of this Agreement, and there are no conditions, understandings, agreements, representations or warranties, expressed or implied, which are not specified herein. This Agreement may only be modified by a written document executed by authorized representatives of Cisco and Customer.

                             Schedule 001-000 Final

[LOGO]                 Cisco Systems Capital Corporation
                                  PARK 'N VIEW
                                   MLA# 1226
11/19/98
--------

 Cust                  S.O.             Invoice                      Equipment           Shipping/   Invoice       City-State
 PO#     P.O. Amount    #    Invoice #    Date   Description  Qty    Subtotal     Taxes  Handling    Amount        Location
----------------------------------------------------------------------------------------------------------------------------------
821981  $3,791,807.00  n/a  8093D00319  9/30/98  Cisco 3620   150  $1,209,471.00  $0.00   $0.00   $1,209,471.00  Coral Springs, FL
                                                 Cisco MC3810 167
                                                 IGX32          1
                       n/a  8D92400439  9/24/98  Cisco 3620    50    $481,526.00  $0.00   $0.00     $461,526.00  Coral Springs, FL
                                                 Cisco 7204     1
                                                 Cisco MC3810  50
                                                 PIX Firewall   2
                       n/a  8D92901426  9/29/98  Invoice for         $160,509.60  $0.00   $0.00     $160,509.60  Coral Springs, FL
                                                 New Installation
821981A    $19,857.50  n/a  8102900843 10/29/98  Cisco 3640     1     $19,857.50  $0.00   $0.00      $19,857.50  Coral Springs, FL
                                                                   --------------------------------------------
                                                            TOTAL  $1,871,364.10  $0.00   $0.00   $1,871,364.10
                                                                   ============================================

INVOICE 3283187:

                                                                                                       Ship-
                                                                                                       ping/
 Cust                                                                              Maintenance         Hand-   Invoice   City-State
 PO#               P.O. Amount              Description                       Qty   Subtotal    Taxes  ling     Amount    Location
------------------------------------------------------------------------------------------------------------------------------------
PVN00000D00001160  $568,630.62  CON-SNT-2620 Contract: 1130588,               600  $260,100.00  $0.00  $0.00  $260,100.00   Coral
                                START DATE: 29-DEC-1998 END DATE: 28-DEC-2001                                            Springs, FL
                                CON-SNT-MC3810 Contract: 1130588,             651  $282,208.50  $0.00  $0.00  $282,208.50
                                START DATE: 29-DEC-1998 END DATE: 28-DEC-2001
                                CON-SNT-IGX32 Contract: 1130588,                3   $10,065.87  $0.00  $0.00   $10.065.87
                                START DATE: 29-DEC-1998 END DATE: 28-DEC-2001
                                CON-SNT-7204 Contract: 1130588,                 3    $5,418.75  $0.00  $0.00    $5,418.75
                                START DATE: 29-DEC-1998 END DATE: 28-DEC-2001
                                CON-SNT-PIX Contract: 1130588,                  6    $6,502.50  $0.00  $0.00    $6,502.50
                                START DATE: 29-DEC-1998 END DATE: 28-DEC-2001
                                CON-SNT-3640 Contract: 1130588,                 3    $2,167.50  $0.00  $0.00    $2,167.50
                                START DATE: 29-DEC-1998 END DATE: 28-DEC-2001
                                                                                 ----------------------------------------
                                                                Maintenance Total  $566,463.12  $0.00  $0.00  $566.463.12
                                                                                 ========================================
  Lease Payments:
                                                                                 -------------
        Equipment               $1,871,364.10 X LRF .02743*=   $51,331.52/MO     $2,437,827.22
                                                                                 =============
      Maintenance                 $566,463.12 X LRF .02778 =   $15,736.35/MO

                                                     TOTAL     $67,067.86

                                     *After H.15 adjustment

                                     Commencement date: 11/30/98

                              SCHEDULE NO. 002-000

MASTER AGREEMENT NO. 1226

THIS SCHEDULE NO. 002-000 (this "Lease") dated as of January 5,1999, between CISCO SYSTEMS CAPITAL CORPORATION ("Lessor"), having a principal place of business at 170 W. Tasman Drive, San Jose, California 95134-1706, and PARK 'N VIEW , ("Lessee"), having a principal place of business at 11711 NW 39th Street Coral Springs, FL 33065, supplements that certain Master Agreement to Lease Equipment dated as OF August 21, 1998, between Lessor and Lessee.

          EQUIPMENT DESCRIPTION:

                                                                                     Equipment Cost
                  Manufacturer        Unit                                        ---------------------
          Qty.     or Vendor       Description       Model       New/Used         Per Unit        Total
          ----     ---------       -----------       -----       --------         --------        -----


          {SEE EXHIBIT A ATTACHED HERETO}

2.        EQUIPMENT LOCATION:

          Unit Description       Street Address             City        County       State        Zip
          ----------------       --------------             ----        ------       -----        ---



          (THE APPLICABLE EQUIPMENT LOCATIONS SHALL BE DESIGNATED "SHIP TO" ADDRESS ON EACH INVOICE INCLUDED WITHIN EXHIBIT A ATTACHED HERETO.)

3.        EQUIPMENT COST: The Cisco Hardware Cost leased equals $896,577.00.

4. PAYMENT: Based on the Cisco Hardware Cost above and the Lease payment factor of .02763, the monthly payment is $24,772.42

5. LEASE TERM: The "Lease Term" of each Unit shall commence on the Commencement Date (hereinafter defined) and shall consist of an "Original Term" equal to Thirty-six (36) months (which Original Lease Term shall automatically be extended ("Automatic Extension") on a month to month basis unless Lessee shall notify Lessor not later than 30 days prior to the end of the Lease Term or any extension thereof of its election to terminate such lease term or extended term). The "Commencement Date" of this Lease shall be the earlier to occur of
          (i) the Acceptance Certificate Execution Date specified in the Certificate of Acceptance, or (ii) thirty (30) days after the date of shipment of the Equipment. Notwithstanding any provision to the contrary contained in the Master Agreement to Lease Equipment, Lessee shall be deemed to accept the Equipment on the Commencement Date.

         5A. Commencement Date for this Lease shall be: 1/1/99.

6. RENT: The Rent for each Unit during the Original Term shall be payable in Thirty-six (36) consecutive, equal monthly payments, in advance, on the first day of each month, commencing on the first day of the month immediately following the Commencement Date (unless the Commencement Date is the first day of the month, in which case the first Rent payment shall be due on such date). Lessor acknowledges and agrees that no Rent shall be payable for the period commencing on the Commencement Date (provided such date is not the first day of the month) until, but not including, the first day of the month immediately following the Commencement Date. The aggregate Rent payment shall be in an amount equal to $24,772.42 plus any and all applicable taxes.

         The Rent for each Unit for any Automatic Extension shall be payable monthly, in advance, and shall be in an amount equal to the Unit Rent specified above, or its monthly equivalent if the Rent for such Unit is specified for a period greater than one month.

                              SCHEDULE NO. 002-000


7. FAIR MARKET PURCHASE OPTION: Provided that this Lease has not been terminated earlier and no Incipient Default or Event of Default has occurred and is continuing, not earlier than 90 days and not later than 30 days before the end of the Lease Term, or in the event such Lease Term has been extended before the end of any period for which this Lease has been extended ("Renewal Term"), Lessee may as to all, but not less than all, the Units deliver to Lessor a notice tentatively electing to purchase such Units at the end of the Lease Term, or Renewal Term, as the case may be, for an amount equal to the Fair Market Value (as defined below) of each such Unit at the end of such period. If no such notice is delivered by Lessee to Lessor within such period, Lessee shall be deemed to have waived any right to purchase such Units. Fair Market Value shall mean the value which would obtain in an arm's-length transaction between an informed and willing buyer-user (other than a lessee currently in possession or a used equipment dealer) under no compulsion to buy, and an informed and willing seller under no compulsion to sell and, in such determination, costs of removal from the location of current use shall not be a deduction from such value. Fair Market Value shall be determined by the mutual agreement of Lessor and Lessee in accordance with the preceding sentence. If Lessee and Lessor cannot agree within 30 days after Lessee's notice of tentative election, Fair Market Value shall be determined by a qualified independent equipment appraiser mutually satisfactory to Lessee and Lessor. If Lessee and Lessor fail to agree upon a satisfactory independent equipment appraiser within 10 days following the end of the 30-day period referred to above, Lessee and Lessor shall each within 5 days appoint a qualified independent equipment appraiser and such appraisers shall jointly determine the Fair Market Value of such Units. If, within 15 days after the appointment of the last of these two appraisers, the appraisers cannot agree upon the Fair Market Value of such Units, the two appraisers shall, within 10 days, appoint a third appraiser and the Fair Market Value of such Units shall be determined by the three appraisers, who shall make their appraisals within 15 days following the appointment of the third appraiser and the average of their three determinations so made shall be deemed to be the Fair Market Value of such Units and shall be conclusive and binding upon Lessor and Lessee. If either party shall have failed to appoint an appraiser, the determination of the Fair Market Value of such Units of the single appraiser appointed by the other party shall be final.

         At any time within the 15-day period following the determination of the Fair Market Value of such Units, Lessee may deliver to Lessor a further notice finally electing to purchase such Units. If no such further notice is delivered by Lessee to Lessor within such period, Lessee shall be deemed to have waived any right to purchase such Units. At the end of the Lease Term or Renewal Terms, as appropriate, if Lessee has finally elected to purchase such Units, Lessee shall purchase from Lessor, and Lessor shall sell to Lessee, each such Unit for a cash consideration equal to the Fair Market Value of such Unit, and Lessor shall transfer title to each such Unit to Lessee without recourse or warranty, except that Lessor shall represent and warrant that it owns such Unit free and clear of any Lessor's Lien. All appraisal fees and expenses shall be borne by Lessee.

8. TECHNOLOGY MIGRATION: After the 12th payment has been made (and provided all payments are current), Lessee may, with 90-day notice to Lessor, replace all or part of the leased Cisco-manufactured equipment. In addition, a new Fair Market Value Lease must be executed by Lessee at a value of at least 100% of the replaced equipment's original cost. To effect this migration, Lessee will pay a "Technology Migration Fee," which is reflected as a percentage of the replaced equipment's original cost. The Technology Migration Fee may be refinanced in the new lease or paid to the Lessor in one lump sum upon signing a new lease. The Technology Migration Fee is as follows:

  AFTER           TECHNOLOGY             AFTER      TECHNOLOGY MIGRATION
 PAYMENT         MIGRATION FEE          PAYMENT              FEE
 -------         -------------          -------              ---
   12                46.00                25               12.00
   13                43.00                26                9.00
   14                41.00                27                8.00
   15                38.00                28                3.00
   16                35.00                29                NONE
   17                33.00                30                NONE
   18                30.00                31                NONE
   19                28.00                32                NONE
   20                25.00                33                NONE
   21                22.00                34                NONE
   22                20.00                35                NONE
   23                17.00                36                NONE
   24                14.00



9. TERMS OF SCHEDULE: Lessor and Lessee agree that this Lease shall constitute a lease of each Unit described in Section 1 of this Lease, upon the Commencement Date with respect to such Unit in the form of Annex B to this Lease. Each such Unit shall be subject to the terms and conditions of this Lease, the Master Agreement to Lease Equipment, the Casualty Value Table attached hereto as Annex A, and the standard Cisco Terms and Conditions of Sale and Software License, the terms and conditions of each of which are hereby incorporated by reference in full in this Lease and made a part of this Lease to the same extent as if such terms and conditions were set forth herein. Capitalized terms used in this Lease which are not otherwise defined herein shall have the meanings set forth in the Master Agreement to Lease Equipment identified above.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed by their authorized representatives as of the date first above written.

CISCO, SYSTEMS CAPITAL CORPORATION, Lessor        PARK 'N VIEW, Lessee



By: /s/                                           By: /s/ R. Michael Brewer
    ------------------------------------              --------------------------

Title:
                                                  Title: CEO
      ----------------------------------                 -----------------------
Date:                                             Date:        11/13/99
      ----------------------------------                 -----------------------

                                    ANNEX A
                            TO SCHEDULE NO. 002-000

                              CASUALTY VALUE TABLE

The Casualty Value of any Unit shall be an amount equal to the product of the Equipment Cost of such Unit times the percentage below corresponding to the number of the last Rent payment received by Lessor, plus any unpaid Rent with respect to the Rent payment period during which the applicable Event of Loss occurred.

  After Rent                            After Rent
  Payment No.        Percentage         Payment No.        Percentage
  -----------        ----------         -----------        ----------
      1              108.55%               19               64.94%
      2              106.23%               20               62.40%
      3              103.90%               21               59.85%
      4              101.55%               22               57.29%
      5              99.20%                23               54.71%
      6              96.83%                24               52.12%
      7              94.45%                25               49.51%
      8              92.06%                26               46.90%
      9              89.65%                27               44.27%
     10              87.24%                28               41.62%
     11              84.81%                29               38.97%
     12              82.37%                30               36.30%
     13              79.92%                31               33.62%
     14              77.45%                32               30.92%
     15              74.98%                33               28.21%
     16              72.49%                34               25.49%
     17              69.98%                35               22.75%
     18              67.47%                36               20.00%

                                    ANNEX B

                           CERTIFICATE OF ACCEPTANCE
                                       TO
                              SCHEDULE NO. 002-000

CERTIFICATE OF ACCEPTANCE NO. 1 (this "Acceptance Certificate") UNDER SCHEDULE NO. 002-000 DATED AS OF January 5, 1999, TO MASTER AGREEMENT TO LEASE
EQUIPMENT DATED AS OF August 21,1998 BETWEEN CISCO SYSTEMS CAPITAL CORPORATION, Lessor, and PARK 'N VIEW, Lessee.

This Acceptance Certificate is issued pursuant to the Master Agreement to Lease Equipment and Schedule designated above. Lessee acknowledges that each Unit specified on Exhibit A (i) has been delivered to, inspected by, and accepted as of this date for lease by Lessee, (ii) is of a size, design, capacity and manufacture acceptable to Lessee and suitable for Lessee's purposes, (iii) is in good working order, repair and condition, and (iv) has been installed to Lessee's satisfaction or located, as the case may be, at the location specified on Exhibit A.

Lessee confirms and agrees that (i) no Event of Default under any Lease entered into pursuant to the Master Agreement to Lease Equipment has occurred and is continuing and (ii) the representations and warranties in the Schedule designated above are correct and complete as though made on and as of the date hereof and shall continue to be correct and complete throughout the Lease Term of each Unit accepted hereby.

The person signing this Acceptance Certificate on behalf of Lessee hereby certifies that such person has read and acknowledges all terms and conditions of the Lease, and is duly authorized to execute this Acceptance Certificate on behalf of Lessee.

The terms used in this Acceptance Certificate shall have the same meanings defined in the Master Agreement to Lease Equipment and the Schedule designated above.

                                           PARK 'N VIEW (Lessee)

                                           By: /s/ R. Michael Brewer
                                               ---------------------------------
                                                    (Authorized Signature)
                                           Name: R. Michael Brewer
                                                 -------------------------------
                                           Title: CFO
                                                 -------------------------------
           Acceptance Certificate Execution Date: 1/13/99
                                                 -------------------------------


BILLING INFORMATION:

ADDRESS: 11711 N.W. 39th Street
        ------------------------------
CORAL SPRINGS, FL 33065
--------------------------------------
ATTENTION: R. MICHAEL BREWER
          ----------------------------
PHONE: 954-745-7800   EXT. 7943
      --------------------------------

                                   EXHIBIT A

                                       TO

         CERTIFICATE OF ACCEPTANCE NO. 1, to Schedule No. 002-000 dated January 5, 1999, to Master Agreement to Lease Equipment, dated August 21, 1998 between CISCO SYSTEMS CAPITAL CORPORATION, Lessor and PARK 'N VIEW, Lessee.

                                                                    Periodic
                                                                    Primary                                               Cost
                             Equipment         Unit                 Rent (in                                 I.D. or      per
Qty.     Mfg. or Vendor      Description       Model      Term      Dollars)      New/Used     Location      Ser. No.     Unit
----     --------------      -----------       -----      ----      --------      --------     --------      --------     ----



{SEE ATTACHED  SIEMENS INVOCIE NUMBER 8113000029)

 Cisco Hardware Cost leased equals ...................$896,577.00.

                                    ANNEX C

                                       TO

                              SCHEDULE NO. 002-000


     CISCO SYSTEMS, INC. TERMS AND CONDITIONS OF SALE AND SOFTWARE LICENSE

The Terms and Conditions of Sale and Software License Agreement ("Agreement") contained herein constitute the entire agreement between Cisco Systems, Inc. ("Cisco") and you ("Customer"). Cisco will not be bound by any terms of Customer's order. No form of acceptance except Cisco's written acknowledgment mailed to Customer, or Cisco's commencement of performance shall constitute valid acceptance of Customer's order. Any such acceptance is expressly conditioned on assent to the terms hereof and the exclusion of all other terms. Customer shall be deemed to have assented to the terms hereof, whether or not previously received, upon accepting delivery of anything shipped by Cisco. If tender of these terms is deemed an offer, acceptance is expressly limited to the terms hereof.

1.       PRODUCTS

     1.1 "Products" shall mean any hardware or software products identified on:
         (a) Cisco's then current applicable price list; (b) any of Cisco's proposals or quotations; or (c) any of Cisco's invoices.

     1.2 Alterations to any Product which Cisco deems necessary to comply with specifications, changed safety standards or governmental regulations, to make a Product noninfringing with respect to any patent, copyright or other proprietary interest, or to otherwise improve a Product may be made at any time by Cisco without prior notice to or consent of Customer and such altered Product shall be deemed fully conforming.

2.       ORDERS

         Customer shall purchase Products by issuing a written purchase order signed by an authorized representative, indicating specific Products, quantity, price, total purchase price, shipping instructions, requested delivery dates, bill-to and ship-to addresses, tax exempt certifications, if applicable, and any other special instructions. Any contingencies contained on such order are not binding upon Cisco. Cisco will accept or reject orders according to its then-current process. All orders are subject to acceptance by Cisco at its corporate headquarters.

3.       SHIPPING AND DELIVERY

     3.1 Shipping dates will be established by Cisco upon receipt of orders from Customer.

     3.2 Customer has the right to defer Product shipment for no more than (30) days from the scheduled shipping date, provided written notice is received by Cisco at least fifteen (15) days before the originally scheduled shipping date.

     3.3 Canceled orders, rescheduled deliveries or Product configuration changes made by Customer within ten (10) days of the original shipping date will be subject to (a) acceptance by Cisco, and (b) a charge of fifteen percent (15%) of the total invoice amount. Cisco reserves the right to reschedule delivery in cases of configuration changes made within ten (10) days of scheduled shipment.

     3.4 Shipping terms are FOB Origin (or, for international shipments, FCA Origin (INCOTERMS 1990)) San Jose, California, or such other Cisco designated shipping location. Risk of loss and title shall pass from Cisco to Customer upon delivery to the carrier or Customer's representative at the FOB (or FCA) point. Delivery shall be deemed made upon transfer of possession to the carrier. Customer shall be responsible for all freight, handling and insurance charges. Unless given written instruction, Cisco shall select the carrier. In no event shall Cisco have any liability in connection with shipment, nor shall the carrier be deemed to be an agent of Cisco. Cisco shall not be liable for damage or penalty for delay in delivery or for failure to give notice of any delay.

     3.5 Customer grants Cisco a security interest in Products purchased under this Agreement to secure payment for those Products purchased. If requested by Cisco, Customer agrees to execute financing statements to perfect this security interest.

4.       PRICES AND PAYMENT

     4.1 Prices for Products shall be those specified in Cisco's then-current applicable price list, as updated periodically by Cisco, less any applicable discounts agreed upon by Cisco in writing. All prices are FOB Origin (or, for international shipments, FCA Origin (INCOTERMS
         1990)) San Jose, California, or such other Cisco designated shipping location.

     4.2 All stated prices are exclusive of any taxes, fees and duties or other amounts, however designated, and including without limitation, value added and withholding taxes which are levied or based upon such charges, or upon this Agreement. Any taxes related to Products purchased or licensed pursuant to this Agreement shall be paid by Customer or Customer shall present an exemption certificate acceptable to the taxing authorities. Applicable taxes shall be billed as a separate item on the invoice, to the extent possible.

     4.3 Upon credit approval by Cisco, payment terms shall be net thirty (30) days from date of shipment. All payments shall be made in U.S. currency. If at any time Customer is delinquent in the payment of any invoice or is otherwise in breach of this Agreement, Cisco may, at its discretion, withhold shipment (including partial shipments) of any order or may, at its option, require Customer to pre-pay for further shipments. Any sum not paid by Customer when due shall bear interest until paid at a rate of 1.5% per month (18% per annum), or the maximum rate permitted by law, whichever is less.

5.       SOFTWARE LICENSE

     5.1 (a) If you are an end user customer, Cisco grants to Customer a nonexclusive and nontransferable license to use the Cisco software ("Software") in object code form, and the supporting documentation, solely on a single central processing unit owned or leased by Customer or otherwise embedded in equipment provided by Cisco.

         (b) If you are an authorized Cisco distributor, Cisco grants to Customer a nonexclusive and nontransferable license to distribute, only in the territory approved in writing by Cisco, directly to end users, the Software features licensed, in object code form, and the supporting documentation, solely for use on a single central processing unit owned or leased by the end user or otherwise embedded in equipment provided by Cisco.

         (c) Customer may make one (1) archival copy of the Software provided Customer affixes to such copy all copyright, confidentiality and proprietary notices that appear on the original. Customer may not sublicense, lease, rent or lend to any person its rights to use or distribute, as applicable, the Software.

     5.2 Cisco and its suppliers retain all title to, and, except as expressly licensed herein, all rights to the Software, all copies thereof and all related documentation and materials, and all of Cisco's service marks, trademarks, trade names or any other designations. Any invoices of Cisco purporting to cover such Items do not convey title to, or patent rights, copyrights or any other proprietary interest in, such items to Customer.

     5.3 Customer agrees, except as otherwise expressly authorized herein, not to: (a) copy, in whole or in part, any Software or documentation; (b) reverse compile or engineer the Products; or (c) remove any product identification or notices of any proprietary or copyright restrictions from the Products.

     5.4 Customer agrees that aspects of the licensed materials, including the specific design and structure of individual programs, constitute trade secrets and/or copyrighted material of Cisco. Customer agrees not to disclose, provide, or otherwise make available such trade secrets or copyrighted material in any form to any third party without the prior written consent of Cisco. Customer agrees to implement reasonable security measures to protect such trade secrets and copyrighted material.

     5.5 Restricted Rights. Cisco's software is provided to non-DOD agencies with RESTRICTED RIGHTS, and its supporting documentation is provided with LIMITED RIGHTS. Use, duplication, or disclosure by the U.S. Government is subject to the restrictions as set forth in subparagraph
         (c) of the Commercial Computer Software - Restricted Rights clause at FAR 52.227-19. In the event the sale is to a DOD agency, the U.S. Government's rights in software, supporting documentation, and technical data are governed by the restrictions in the Technical Data Commercial Items clause at DFARS 252.227-7015 and DFARS 227.7202.

6.       LIMITED WARRANTY

     6.1 Notwithstanding any other provision hereof, Cisco's sole and exclusive warranty obligations for the Products sold hereunder are set forth in Cisco's Limited Warranty Statement delivered with the Product. If Customer is an authorized Cisco distributor, Customer shall not make any warranty commitment, whether written or oral, on Cisco's behalf.

     6.2 CISCO DISCLAIMS ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE.

     6.3 In no event shall Cisco's or its suppliers' liability to Customer, whether in contract, tort (including negligence), or otherwise, exceed the price paid by Customer under this Agreement. The foregoing limitations shall apply even if the above-stated warranty fails of its essential purpose.

     6.4 IN NO EVENT WILL CISCO OR ITS SUPPLIERS BE LIABLE FOR ANY LOST REVENUE, PROFIT, OR DATA, OR FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE DAMAGES HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY ARISING OUT OF THE USE OF OR INABILITY TO USE THE PRODUCT EVEN IF CISCO OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     6.5 In all cases of Cisco direct U.S. purchase of Product, where a Product is returned to Cisco, Customer shall call and obtain a Return Material Authorization ("RMA") number from Cisco's customer service department. For all nondirect international or multinational purchases, Customer must contact the place from which the Product was purchased to obtain its remedy.

     6.6 For Product returned to Cisco, Customer is responsible for: (a) proper packing of parts being shipped to Cisco, including description of the failure and written specification of any other changes or alteration of the Product, such as hardware or firmware updates; (b) insurance of all packages for replacement cost; (c) shipment FOB Cisco's Repair Center; (d) return of defective hardware to Cisco within ten (10) days after issuance of the RMA number, or the list price of advanced replacement hardware will be charged to Customer; and (e) compliance with Cisco's RMA procedure for all shipments to Cisco, as follows: (i) each request to Cisco for an RMA number must specify the number, type, and serial number for each part to be replaced; Cisco will provide the local RMA shipment address upon request; and (ii) Product sent back to Cisco must agree exactly in the number, type, and serial numbers associated with the RMA transaction.

7.       PATENT AND COPYRIGHT INDEMNITY

     7.1 Cisco will defend any claim, suit or proceeding brought against Customer so far as it is based on a claim that any Product supplied hereunder infringes a United States copyright or an existing United States patent (as of the effective date of this Agreement), if notified promptly in writing of the claim and given full authority, information, and assistance for the defense. If such claim has occurred, or in Cisco's opinion is likely to occur, Customer agrees to permit Cisco, at its option and expense, either to procure for Customer the right to continue using the Product or to replace or modify the same so that it becomes noninfringing, or, if neither of the foregoing alternatives is reasonably available, remove the Product and refund Customer the price thereof as depreciated or amortized by an equal annual amount over the lifetime of the Product as established by Cisco.

     7.2 Cisco has no liability for any claim based upon the combination, operation, or use of any Product supplied hereunder with equipment, devices, or software not supplied by Cisco, or for any claim based upon alteration or modification of any Product supplied hereunder.

     7.3 Customer shall defend and hold Cisco harmless against any expense, judgment or loss for alleged infringement of any patents, copyrights or other proprietary rights which result from Cisco's compliance with Customer's designs, specifications or instructions.

     7.4 Notwithstanding any other provisions hereof, Cisco shall not be liable for any claim based on Customer use of the Products as shipped after Cisco has informed the Customer of modifications or changes in the Products required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of Cisco's suggestions.

     7.5 THE FOREGOING STATES THE ENTIRE OBLIGATION OF CISCO WITH RESPECT TO INFRINGEMENT OF PROPRIETARY RIGHTS. THE FOREGOING IS GIVEN TO CUSTOMER SOLELY FOR ITS BENEFIT AND IN LIEU OF, AND CISCO DISCLAIMS, ALL WARRANTIES OF NONINFRINGEMENT WITH RESPECT TO THE PRODUCTS.

8.        EXPORT RESTRICTIONS

          Customer shall obtain all licenses, permits and approvals required by any government and shall comply with all applicable laws, rules, policies and procedures of the U.S. Government. Customer will indemnify and hold harmless Cisco for any violation or alleged violation by Customer of such laws, rules, policies or procedures. Customer shall not transmit, directly or indirectly, the Products or any technical data (including processes and services) received from Cisco, nor the direct product thereof, outside of the United States without prior authorization of the U.S. Government if such authorization is required.

9.        CONFIDENTIAL INFORMATION

          Customer shall hold confidential and shall not use or permit others to use any confidential information identified as such in writing or orally by Cisco or information which Customer knows or has reason to know is confidential, proprietary or trade secret information of Cisco.

10.       LIMITATION OF LIABILITY

          NOTWITHSTANDING ANYTHING ELSE HEREIN, EXCEPT FOR CLAIMS OF PERSONAL INJURY OR DEATH, ALL LIABILITY OF CISCO AND ITS SUPPLIERS UNDER THIS AGREEMENT OR OTHERWISE SHALL BE LIMITED TO MONEY PAID TO CISCO UNDER THIS AGREEMENT AND IN THE CASE OF DAMAGES RELATING TO ANY ALLEGEDLY DEFECTIVE OR INFRINGING PRODUCT, SHALL, UNDER ANY LEGAL OR EQUITABLE THEORY, BE FURTHER LIMITED TO THE PURCHASE PRICE PAID BY CUSTOMER FOR SUCH PRODUCT.

11.       CONSEQUENTIAL DAMAGES WAIVER

          IN NO EVENT SHALL CISCO OR ITS SUPPLIERS BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, LOST PROFITS, OR LOST DATA, OR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE, EVEN IF CISCO OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.       GENERAL TERMS

     12.1 The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the State of California, United States of America, as if performed wholly within the state and without giving effect to the principles of conflict of law. The parties specifically disclaim the UN Convention on Contracts for the International Sale of Goods.

     12.2 Cisco shall not be liable for any delay or failure in performance whatsoever due to acts of God, earthquakes, shortage of supplies, transportation difficulties, labor disputes, riots, war, fire, epidemics, and similar occurrences beyond Cisco's reasonable control.

     12.3 No waiver of rights under this Agreement by either party shall constitute a subsequent waiver of this or any other right under this Agreement.

     12.4 Neither this Agreement nor any rights under this Agreement, other than monies due or to become due, shall be assigned or otherwise transferred by Customer (by operation of law or otherwise) without the prior written consent of Cisco. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties.

     12.5 In the event that any of the terms of this Agreement become or are declared to be illegal by any court of competent jurisdiction, such terms shall be null and void and shall be deemed deleted from this Agreement. All remaining terms of this Agreement shall remain in full force and effect.

     12.6 In the event of a breach of this Agreement, the breaching party shall pay to the other party any reasonable attorneys' fees and other costs and expenses incurred by the nonbreaching party in connection with the enforcement of any provisions of this Agreement.

     12.7 Neither party has the right or authority to, and shall not, assume or create any obligation of any nature whatsoever on behalf of the other party or bind the other party in any respect whatsoever.

     12.8 This Agreement, including the Product warranty referenced herein, constitutes the entire agreement between the parties hereto concerning the subject matter of this Agreement, and there are no conditions, understandings, agreements, representations or warranties, expressed or implied, which are not specified herein. This Agreement may only be modified by a written document executed by authorized representatives of Cisco and Customer.

                             Schedule 002-000 Final

[LOGO]                 Cisco Systems Capital Corporation
                                  PARK 'N VIEW
                                   MLA# 1226
1/6/99
------

 Cust                  S.O.             Invoice                      Equipment           Shipping/   Invoice       City-State
 PO#     P.O. Amount    #    Invoice #    Date   Description  Qty    Subtotal     Taxes  Handling    Amount        Location
----------------------------------------------------------------------------------------------------------------------------------
821981  $896,577.00    n/a  8113000029 11/30/98  Cisco-3620    30    $896,577.00  $0.00   $0.00     $896,577.00  Coral Springs, FL
                                                                   --------------------------------------------
                                                            TOTAL    $896,577.00  $0.00   $0.00     $896,577.00
                                                                   ============================================

  Lease Payments:

        Equipment    $896.577.00 X LRF .02763*=   $24,772.42/MO

                                         TOTAL    $24,772.42

                        *After H.15 adjustment

                        Commencement date: 1/1/99